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                                  EXHIBIT 10(q)

                Letter Agreement, dated June 8, 2000, between the
                        Registrant and Patrick J. Norton



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Hadia Lefavre
-------------
Senior Vice President, Human Resources Worldwide



June 5, 2000



Mr. Pat Norton
41 South High Street, Suite 3500
Columbus, OH  43215

Dear Pat:

I am very pleased to confirm our offer of employment to you as Executive Vice President and Chief Financial Officer of The Scotts Company from May 18, 2000 reporting to Chuck Berger.

BASE SALARY AND EXECUTIVE INCENTIVE PLAN
----------------------------------------

Your initial annual base is $300,000 with a target bonus under the Executive Plan of 50% of salary. Since our fiscal year is October through September, your 2000 bonus will be calculated on a pro-rata basis as of March 1, 2000.

STOCK OPTIONS
-------------

As a key member of the Executive Team, your initial grant of stock options is 75,000, which will be priced at the closing "asked" price ($36.0625) on May 18, 2000, the date you officially joined the company. These stock options will cliff vest on May 18, 2003. You will be eligible for consideration for additional grants as of the fall of 2000 subject to the terms of those grants.

SCOTTS MILLENNIUM GROWTH PLAN (SMGP)
------------------------------------

You will be eligible for grants under the SMGP as of this year. In your case, all grants under this plan will be subject to a participation end date as of December 31, 2002 with all payments pro-rated accordingly.


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PERSONAL FINANCIAL PLANNING
---------------------------

Personal financial planning services are provided through the AYCO Corporation. The value of the confidential service is $4,000, which will be added to your W-2. Some or all of this value may be deducted.

CAR ALLOWANCE
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The company will provide you with a car allowance of $12,000 per year. In accordance with IRS regulations, the value of this car allowance will be reflected in your W-2. It is our understanding that you may deduct the part of this value that is for business purposes.

MISCELLANOUS ITEMS
------------------

You will be allowed to work from your home four days per month. In addition, the company will provide the necessary equipment to outfit your Arizona home office.

DIRECTORS' FEES
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Your director fee for FY2000 will be pro-rated to reflect the time you served as an outside director with the balance ($11,250) being deducted from your first bonus check. Your outside director fee and stock options will be suspended for the time you serve as an Executive Officer of the Company. When you resume your sole duties as an outside director on January 1, 2003, we will reinstate both your fee and stock options on a pro-rated basis.

BENEFITS PROGRAM
----------------

You will be eligible for coverage under The Scotts Company Comprehensive Benefit Program, which will be available the first day of the month following your date of employment. This includes participation in our medical and dental plans, life insurance including dependent coverage, The Scotts Company Retirement Savings Plan, Executive Retirement Plan (participation in this program requires three years of service), which includes a supplemental retirement program (SURP), flexible spending account program (medical and dependent), tuition reimbursement program, vacation, stock purchase program and short term and long term disability benefits will be available once the required waiting periods are met. Additional details on the SURP are being compiled and will be forwarded to you shortly.

This offer is contingent upon a satisfactory completion of a drug screen required by all Scotts' associates.

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                                      * * *

Pat, I take great pleasure in extending you this offer on behalf of The Scotts Company. Your addition to the company will solidify our team effort to drive the business forward. As a key player in our executive team, all of us at Scotts will extend our resources in support of your effort. We truly look forward to you joining the Scotts family.

Sincerely,

/s/ Hadia Lefavre

Hadia Lefavre
Senior Vice President,
Human Resources Worldwide



ACCEPTED:



           /S/ Patrick J. Norton                         6/8/00
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     Pat Norton                                          Date